EXHIBIT 21

                              EDISON MISSION ENERGY
                          SUBSIDIARIES AND PARTNERSHIPS
                          -----------------------------
                              As of March 13, 1997

Domestic
--------
Aguila Energy Company (LP)
      American Bituminous Power Partners, L.P. (Delaware limited partnership)
            American Kiln Partners, Limited Partnership (Delaware Limited
                  partnership)
Anacapa Energy Company (GP)
      Salinas River Cogeneration Company (Partnership)
Arrowhead Energy Company
      Crown Energy, L.P. (New Jersey partnership)
            Crown Vista Urban Renewal Corporation (New Jersey corporation) Balboa Energy Company (GP)
      Smithtown Cogeneration, L.P. (Delaware Partnership)
Bergen Point Energy Company (GP)
      TEVCO/Mission Bayonne Partnership (Delaware general partnership)
Blue Ridge Energy Company (GP)
      Bretton Woods Cogeneration, L.P. (Delaware limited partnership)
Bretton Woods Energy Company (GP & LP)
      Bretton Woods Cogeneration, L.P. (Delaware limited partnership)
Camino Energy Company (GP)
      Watson Cogeneration Company (Partnership)
Capistrano Cogeneration Company (GP)
      James River Cogeneration Company (North Carolina Partnership)
Centerport Energy Company (GP & LP)
      Riverhead Cogeneration I, L.P. (Delaware Partnership)
Chesapeake Bay Energy Company (formerly Woodland Energy Company) (GP)
      Delaware Clean Energy Project (Delaware General Partnership)
Chester Energy Company
      Holds option to purchase piece of property (vacant land) located in or near Richmond/ Chesapeake, Virginia
Clayville Energy Company
      Oconee Energy, L.P. (Delaware limited partnership)
Colonial Energy Company (formerly Hentland Farm Energy Company)-Inactive Coronado Energy Company
      Oconee Energy, L.P.
Crescent Valley Energy Company (GP)
      Beowawe Geothermal Power Company (California general partnership)
Delaware Energy Conservers, Inc. (Delaware corporation) (inactive)
Del Mar Energy Company (GP)
      Mid-Set Cogeneration Company (Partnership)
Desert Sunrise Energy Company (Nevada Corporation)-Inactive
Devereaux Energy Company (LP)
      Auburndale Power Partners, Limited Partnership (Delaware limited partnership)
East Maine Energy Company (Inactive)
Eastern Sierra Energy Company (GP & LP)
      Saguaro Power Company, A Limited Partnership (Partnership)
Edison Mission Energy Funding Corp. (Delaware corporation)
Edison Mission Operation & Maintenance, Inc.
      Mission Operations de Mexico, S.A. de C.V.
El Dorado Energy Company  (GP)
      Auburndale Power Partners, Limited Partnership (Delaware limited partnership)
EMP, Inc. (Oregon Corporation) (GP & LP)
      GEO East Mesa Limited Partnership (Partnership)
            GEO East Mesa Electric Co. (Nevada corporation)
Four Counties Gas Company (Inactive)
Hanover Energy Company
      Chickahominy River Energy Corp.
      Commonwealth Atlantic Limited Partnership (Delaware
      Partnership)
Holtsville Energy Company (GP & LP)
      Brookhaven Cogeneration, L.P. (Delaware Partnership)
Indian Bay Energy Company (GP & LP)
      Riverhead Cogeneration III, L.P. (Delaware Partnership)
Jefferson Energy Company (GP & LP) (Inactive)
Kings Canyon Energy Company (Inactive)
Kingspark Energy Company (GP & LP)
      Smithtown Cogeneration, L.P. (Delaware Partnership)
Laguna Energy Company (Inactive)
La Jolla Energy Company (Inactive)
Lake Grove Energy Company (Inactive)
Lakeview Energy Company
      Georgia Peakers, L.P. (Delaware partnership)
Lehigh River Energy Company (GP)
      TEVCO/Mission Assets Partnership (Delaware Partnership)
            Continental Energy Associates Limited Partnership) (Massachusetts partnership)
Longview Cogeneration Company (formerly Columbia River Cogeneration Company and prior to that, formerly Cabrillo Energy Company)
Madera Energy Company (GP)
      Brookhaven Cogeneration , L.P. (Delaware Partnership)
Madison Energy Company (formerly Sunshine Generators, Inc.) (LP)
      Gordonsville Energy L. P. (Delaware partnership)
Mission Capital, L.P.  (Delaware limited partnership)
Mission/Eagle Energy Company
      Crown Energy, L.P.
            Crown Vista Urban Renewal Corporation (New Jersey Corporation) Mission Energy Construction Services, Inc. (formerly Glenwood Springs Property, Inc.)
Mission Energy Fuel Company
      Mission Energy Oil and Gas Company
            Four Star Oil & Gas Company
      Mission Energy Petroleum Company
      Pocono Fuels Company (Inactive)
      Southern Sierra Gas Company
            TM Star Fuel Company (California general partnership)
Mission Energy Holdings, Inc.
      Mission Capital, L.P.  (Delaware limited partnership)
Mission Energy Holdings International, Inc. (formerly Patapsco Energy Company) (Owns 100% of MEC International B.V.)
Mission Energy Indonesia (formerly Chula Energy Company)
Mission Energy Mexico (Inactive)
Mission Energy New York, Inc. (formerly, Allegheny Energy Company) (GP & LP)
      Brooklyn Navy Yard Cogeneration Partners, L.P. (Delaware Partnership) Mission Energy Wales Company (formerly San Jacinto Energy Company)
Mission Energy Westside, Inc. (formerly Sun Coast Energy Company)
Mission Operations de Mexico, S.A. de C.V.
Mission Triple Cycle Systems Company (GP)
      Triple Cycle Partnership (Texas general partnership)
Northern Sierra Energy Company (GP)
      Sobel Cogeneration Company (California general partnership)
North Jackson Energy Company (Inactive)
Ortega Energy Company
Panther Timber Company (GP)
      American Kiln Partners, Limited Partnership (Delaware limited partnership) Paradise Energy Company
      Vista Energy L.P.
            Crown Vista Urban Renewal Corporation (New Jersey corporation) Pleasant Valley Energy Company (GP)
      American Bituminous Power Partners, L.P. (Delaware Partnership)
Prince George Energy Company (LP)
      Hopewell Cogeneration Limited Partnership (Delaware partnership)
      Hopewell Cogeneration Inc. (Delaware corporation)
                  Hopewell Cogeneration Limited Partnership (Delaware partnership)
Quartz Peak Energy Company (LP)
      Nevada Sun-Peak Limited Partnership (Nevada partnership)
Rapidan Energy Company (GP)
      Gordonsville Energy, L.P. (Delaware Partnership)
Reeves Bay Energy Company (GP & LP)
      North Shore Energy, L.P. (Delaware Partnership)
            Northville Energy Corporation (New York corporation)
Ridgecrest Energy Company (GP)
      Riverhead Cogeneration I, L.P. (Delaware Partnership)
Rio Escondido Energy Company
Riverport Energy Company (GP & LP)
      Riverhead Cogeneration II, L.P. (Delaware Partnership)
San Gabriel Energy Company (Inactive)
San Joaquin Energy Company (GP)
      Midway-Sunset Cogeneration Company, L.P. (Partnership)
San Juan Energy Company (GP)
      March Point Cogeneration Company (Partnership)
San Pedro Energy Company (GP)
      Riverhead Cogeneration II, L.P. (Delaware Partnership)
Santa Ana Energy Company (GP)
      Riverhead Cogeneration III, L.P. (Delaware Partnership)
Santa Clara Energy Company (GP)
      North Shore Energy, L.P. (Delaware Partnership)
            Northville Energy Corporation (New York corporation)
Silverado Energy Company (GP)
      Coalinga Cogeneration Company (Partnership)
Silver Springs Energy Company
      Georgia Peaker, L.P. (Delaware limited partnership)
Sonoma Geothermal Company (GP & LP)
      Geothermal Energy Partners Ltd. (California partnership)
South Coast Energy Company (GP)
      Harbor Cogeneration Company (Partnership)
Southern Sierra Energy Company (GP)
      Kern River Cogeneration Company (California general partnership)
Thorofare Energy Company
      Crown Energy L.P.
            Crown Vista Urban Renewal Corporation (New Jersey corporation)
Viejo Energy Company (GP)
      Sargent Canyon Cogeneration Company (Partnership)
Vista Energy Company (New Jersey Corporation) (GP & LP)
      Vista  Energy, L.P. (New Jersey limited partnership)
            Crown Vista Urban Renewal Corporation (New Jersey corporation) Western Sierra Energy Company (GP)
      Sycamore Cogeneration Company (California general partnership)



International
-------------
Edison Mission Energy Asia Company (formerly Asia Power Development Company) (Cayman Island)
      Mission China Holdings (Cayman Island)
      Mission Ningbo Holdings Company (Cayman Islands)
Edison Mission Energy Asia Pte. Ltd. (formerly Mission Energy Asia Pte. Ltd.) (Singapore)
      Edison Mission Energy Asia Pacific Pte. Ltd. (Singapore)
      Edison Mission Energy Fuel Pte. Ltd. (Singapore)
      P.T. Edison Mission Operation and Maintenance Indonesia
Edison Mission Energy International B.V. (formerly MEC Mission B.V.)
(Netherlands)
Edison Mission Energy Holdings Pty Ltd (Australia) (formerly Mission Energy Holdings Pty Ltd)
      Edison Mission Operation & Maintenance Kwinana Pty Ltd (formerly Mission Operations (Kwinana) Pty Ltd (Australia)
      Edison Mission Operation & Maintenance Loy Yang Pty. Ltd. (formerly Mission Energy Management Australia Pty. Ltd.) (Australia)
      Mission Energy Development Australia Pty. Ltd.
      Mission Energy Holdings Superannuation Fund Pty Ltd.
      Mission Energy (Kwinana) Pty Ltd
            Kwinana Power Partnership (Australian G.P.)
Edison Mission Energy International B.V. (formerly MEC Mission B.V.)
(Netherlands)
Hydro Energy B.V. (Netherlands company)
      Edison Mission Energy Espana (formerly Energias Hidraulicas, S.A.) (Spain corporation)
            Saltos del Porma, S.A.
      Iberica de Energias, S.A. (Spain corporation)
            Electrometalurgica del Ebro, S.A. (Spain corporation)
                  Monasterio de Rueda, S.L. (inactive)
Iberian Hy-Power Amsterdam, B.V. (Netherlands Antilles corporation)
      Aprohiso S.A. (Spain corporation) (Inactive)
      Hidroelectrica de Olvera, S.A. (Spain corporation)
      Hidroelectrica del Sossis, S.A. (Spain corporation)
            Saltos del Porma, S.A.  (Spain corporation)
Latrobe Power Pty Ltd (Australian corporation)
      Mission Victoria Partnership (an Australian partnership)
            Latrobe Power Partnership (Australian partnership)
                  Loy Yang B Joint Venture (Australia)
Loy Yang Holdings Pty Ltd (Australia)
      Edison Mission Energy Australia Ltd (formerly Mission Energy Australia Ltd (an Australian public company)
      Mission Energy Ventures Australia Pty. Ltd.    (Australia company)
MEC Colombia B.V. (Netherlands)
MEC Esenyurt B.V. (Netherlands)
      Doga Enerji Uretim Sanayi ve Ticaret A.S. (Turkish corporation)
MEC IES B.V. (Netherlands) formerly MEC ESA B.V.
      ISAB Energy Services s.r.l. (Operator of ISAB )
MEC India B.V. (Netherlands)
      Edison Mission Energy Power (Mauritius corporation)
MEC Indo Coal B.V. (Netherlands)
      P.T. Adaro Indonesia (Indonesia)
MEC Indonesia B.V. (Netherlands)
      P.T. Paiton Energy Company (Indonesia)
MEC International Holdings B.V.(Netherlands)
MEC Laguna Power B.V. (Netherlands company)
      Gulf Power Generation Co. Ltd. (Bangkok corporation)
MEC Perth B.V. (Netherlands)
      Kwinana Power Partnership (Australian GP)
MEC Priolo B.V. (Netherlands)
      ISAB Energy S.r.l.
MEC San Pascual B.V. (Netherlands)
      San Pascual Cogeneration Company International B.V.
MEC Turkey B.V. (Netherlands)
MEC Wales B.V. (Netherlands)
      First Hydro Holdings Company
            First Hydro Finance plc
                  First Hydro Company
      Mission Hydro Limited Partnership
Mission Energy Italia s.r.l. (Rep. office in Italy)
P.T. Mission Operation and Maintenance Indonesia (Indonesian company)
Mission Energy Canada Corporation (British Columbia company)
      B.C. Star Partners (British Columbia partnership)
      The Mission Interface Partnership (Province of Ontario general partnership)
Mission Energy Company (UK) Limited (UK private limited company)
      Derwent Cogeneration Limited (UK private limited company)
      Edison Mission Energy Limited (UK private limited company)
      Mission Energy Services Limited (UK private limited company)
      Mission (No. 2) Limited (UK private limited company)
      Pride Hold Ltd. (UK corporation)
      Lakeland Power Development Company (UK corporation)
      Lakeland Power Ltd. (UK corporation)
P.T. Mission Operation and Maintenance Indonesia (Indonesia company)
Traralgon Power Pty Ltd (Australia)